Exhibit 99.2

Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

Earnings release of May 9, 2011 -- page 1

Zhongpin Corrects Its Expected Capital Expenditures for the Next 12 Months that Appeared in its News Release of May 6, 2011

CHANGGE and BEIJING, May 9, 2011 /PRNewswire-FirstCall/ -- Zhongpin Inc. (“Zhongpin” or “the company,” Nasdaq: HOGS), a leading meat and food processing company in the People's Republic of China (“China”), today corrected one number in its earnings news release of May 6, 2011. The correct number for the company’s expected capital expenditures for the next 12 months is $132.7 million.

The paragraph in the section about liquidity and capital resources, correcting that number, now reads as follows:  Zhongpin believes its existing cash and cash equivalents, together with its ability to secure bank borrowings, will be sufficient to finance its investment in new facilities, with budgeted capital expenditures of about $132.7 million over the next 12 months, and to satisfy its working capital needs. It intends to satisfy its short-term debt obligations that mature over the next 12 months through additional short-term bank loans, in most cases by rolling the maturing loans into new short-term loans with the same lenders as it has done in the past.

The number that was incorrectly shown was $1,872.4 million, which is Zhongpin’s immediately available funds from its bank lines of credit (net of current borrowings).

Zhongpin and Christensen regret the error and apologize for any temporary difficulty or misunderstanding it may have created.

Safe harbor statement

Certain statements in this news release are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Zhongpin has based its forward-looking statements largely on its current expectations and projections about future events and trends that it believes may affect its business strategy, results of operations, financial condition, and financing needs.

These projections involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include but are not limited to such factors as downturns in the Chinese economy, unanticipated changes in product demand, interruptions in the supply of live pigs and or raw pork, the effects of weather on hog feed production, poor performance of the retail distribution network, delivery delays, freezer facility malfunctions, Zhongpin’s ability to build and commence new production facilities according to intended timelines, the ability to prepare Zhongpin for growth, the ability to predict Zhongpin’s future financial performance and financing ability, changes in regulations, and other information detailed in Zhongpin's filings with the United States Securities and Exchange Commission. These filings are available from www.sec.gov or from Zhongpin’s website at www.zpfood.com.

Zhongpin Inc.
Suite 605A, Raycom Info Tech Park, 2 Kexueyuan South Road, Zhongguancun, Haidain District,
Beijing, China 100190, +86 10 8286 1788 extension 101, ir@zhongpin.com

Earnings release of May 9, 2011 -- page 2

You are urged to consider these factors carefully in evaluating Zhongpin’s forward-looking statements and are cautioned not to place undue reliance on those forward-looking statements, which are qualified in their entirety by this cautionary statement. All information provided in this news release is as of the date of this release. Zhongpin does not undertake any obligation to update any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

For more information, please contact:

Zhongpin Inc.

Mr. Sterling Song (English and Chinese)
Investor Relations Manager
Telephone +86 10 8286 1788 extension 101 in Beijing
ir@zhongpin.com

Mr. Warren (Feng) Wang (English and Chinese)
Chief Financial Officer
Telephone +86 10 8286 1788 extension 104 in Beijing
warren.wang@zhongpin.com

Christensen

Mr. Christian Arnell (English and Chinese)
Telephone +86 10 5826 4939 in Beijing
carnell@christensenir.com

Mr. Tom Myers (English)
Mobile +86 139 1141 3520 in Beijing
tmyers@christensenir.com

Ms. Kathy Li (English and Chinese)
Telephone +1 212 618 1978
kli@christensenir.com